Rosetta Resources Announces First Quarter 2006 Financial and Operating Results

HOUSTON, TX -- 05/15/2006 -- Rosetta Resources Inc. (NASDAQ: ROSE) today reported its first quarter 2006 financial and operating results. Net Income for the three-month period ending March 31, 2006 was $9.5 million or $0.19 per diluted share (all per share amounts herein are on a diluted basis). Revenues were $64.5 million including hedging gains of $1.6 million and operating income was $18.4 million. The company's production increased to 7.7 Bcfe for the quarter excluding the effects of the cured non-consent properties not yet acquired from Calpine. This represents a 19% increase from production volume reported in the fourth quarter of 2005. Production volumes, revenue, operating income and net income were all at their highest levels of the last three quarters reported since Rosetta became a separate entity.

Bill Berilgen, Rosetta's Chief Executive Officer and President, said, "We are pleased with our first quarter results and the fact that we are beginning to see the effects of our drilling and recompletion program in our operating statistics. Our first quarter operating results exclude production from our cured non-consent properties, reflect modest levels of deferred production in the Gulf of Mexico, and delays in obtaining drilling rigs in the Sacramento Basin and South Texas Lobo. We have now drilled 51 gross wells since July of last year and anticipate seeing significant increases in drilling activity in the second half of this year. We had 100% drilling success in our core production areas with better than expected results: 10 wells in the Sacramento Basin, 2 wells in the Lobo and 4 in the Perdido areas of South Texas. These wells are expected to increase our production for the remainder of the year."

2006 FIRST QUARTER RESULTS

Rosetta's production for the quarter was 7.7 Bcfe or an average of 85.4 Mmcfe per day. Average realized gas prices for the quarter were $8.22 per Mcf including the effect of our hedges and oil prices averaged $61.39 per Bbl.

Revenues in the first quarter were at a record level for Rosetta with a total of $64.5 million including positive effects from our hedges of $1.6 million, for a total increase of 17% over the fourth quarter of 2005.

Total LOE (which includes Direct LOE, workovers, ad-valorem taxes, and insurance) totaled $9.6 million or $1.24 per Mcfe. Workover costs of $2.2 million or $0.28 per Mcfe were higher than anticipated due primarily to carryover of our 2005 rehab program in one of our main producing areas, South Texas, and our workover program in the Gulf of Mexico. Production taxes were $0.22 per Mcfe and treating, transportation, & marketing charges were $0.20 per Mcfe. Direct LOE was $5.5 million or $0.72 per Mcfe for the period.

General and administrative costs were $9.3 million for the first quarter, including non-cash stock compensation expenses of $1.8 million and other costs associated with the process of becoming a public company.

Net Income for the period was $9.5 million or $0.19 per share.

Net cash from operating activities was $41.0 million for the period. Capital expenditures were $38.6 million for the first quarter.

S-1 REGISTRATION STATEMENT STATUS

With the quarterly report on Form 10-Q for the three months ended March 31, 2006 now filed, the company now plans to file a post-effective amendment to its registration statement on Form S-1 (333-128888; the "Registration Statement"). The Registration Statement, which registered for resale by the selling stockholders named therein 50,000,000 shares of common stock sold by Rosetta in a private placement in July 2005, was previously declared effective on February 10, 2006. This post-effective amendment will incorporate by reference Rosetta's first quarter Form 10-Q as well as its annual report on Form 10-K for the year ended December 31, 2005.

Rosetta voluntarily halted trading under the Registration Statement on April 17, 2006, to allow it to update the Registration Statement by filing this post-effective amendment. Trading under the amended Form S-1 will re-commence upon the Securities and Exchange Commission's declaring the amended registration statement effective. This voluntary trading halt related to the Registration Statement does not affect any Rosetta shares other than those shares purchased in the private transaction which are registered pursuant to the Registration Statement.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

                     CONSOLIDATED INCOME STATEMENT
                            (in thousands)
                                                      Three Months Ended
                                                        March 31, 2006
                                                         ------------
                                                         (unaudited)
 REVENUE
   Oil & gas sales                                       $     62,981
   Hedge gain                                                   1,563
                                                         ------------
   TOTAL REVENUE                                         $     64,544

 COSTS AND EXPENSES
   Lease operating expense                               $      9,558
   Production taxes                                             1,697
   Treating & transportation, marketing fees                    1,519
   DD&A                                                        24,067
   General and administrative costs                             9,251
                                                         ------------
   TOTAL OPERATING COSTS & EXPENSES                      $     46,092

                                                         ------------
 OPERATING INCOME                                        $     18,452
                                                         ------------
 OTHER (INCOME) EXPENSE:

   Interest expense                                      $      2,995
   Other expense (income), net                                     25
                                                         ------------
   TOTAL OTHER EXP.                                      $      3,020

                                                         ------------
 INC. BEFORE INC. TAX                                    $     15,432
                                                         ------------

                                                         ------------
   Provision for income taxes                                   5,906

                                                         ------------
 NET INCOME                                              $      9,526
                                                         ============
  EPS - Basic                                            $       0.19
  EPS - Diluted                                          $       0.19

 Weighted Average Shares - Basic                           50,120,907

 Weighted Average Shares - Diluted                         50,355,256

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                            (in thousands)
                                                      Three Months Ended
                                                        March 31, 2006
                                                         ------------
                                                         (unaudited)
 Cash flows from operating activities
   Net income                                            $      9,526
   Depreciation, depletion and amortization                    24,067
   Deferred income taxes                                        5,906
   Stock compensation expense                                   1,835
   Other non-cash charges                                         320
   Change in operating assets and liabilities                    (639)
                                                         ------------
   Net cash provided by operating activities             $     41,015

 Cash flows from investing activities
   Purchases of property and equipment                   $    (36,325)
   Deposits                                                        25
   Other                                                          111
                                                         ------------
   Net cash used in investing activities                 $    (36,189)

 Cash flows from financing activities
   Equity offering transaction fees                      $        267
   Proceeds from issuances of common stock                        192
   Other                                                          (12)
   Purchases of treasury stock                                 (1,246)
                                                         ------------
   Net cash used in financing activities                 $       (799)

 Net increase in cash                                    $      4,027
 Cash and cash equivalents, beginning of period                99,724
                                                         ------------
 Cash and cash equivalents, end of period                $    103,751
                                                         ------------
                                                         ------------
 Capital expenditures included in accrued liabilities    $      2,249

                       CONSOLIDATED BALANCE SHEET
                             (in thousands)
                                                        March 31, 2006
                                                         ------------
                                                         (unaudited)
ASSETS
  Current assets                                         $    154,421
  Property and equipment, net (full cost method)              950,640
  Other non-current assets                                      6,643
                                                         ------------
TOTAL ASSETS                                             $  1,111,704
                                                         ============

LIABILITIES AND STOCKHOLDER'S EQUITY
  Current liabilities                                    $     65,613
  Long term debt                                              240,000
  Derivative instruments                                       35,999
  Other long term liabilities                                  13,003
                                                         ------------
Total liabilities                                        $    354,615

Total stockholder's equity                               $    757,089

                                                         ------------
TOTAL LIABILITIES & STOCKHOLDER'S EQUITY                 $  1,111,704
                                                         ============

For Information, contact:
Teri Greer
Rosetta Resources
717 Texas, Suite 2800
Houston, TX 77002
Phone: 713-335-4008
Fax:      713-651-3056
Email: info@rosettaresources.com
http://www.rosettaresources.com